Exhibit 21.1

PORCH GROUP, INC.

LIST OF SUBSIDIARIES

(as of December 31, 2022)

HIDDEN_ROW
Name of Subsidiary	Jurisdiction
American Home Protect, LLC	Missouri
Americas Call Center, LLC	Missouri
DataMentors, LLC	Delaware
Elite Insurance Group, Inc.	Delaware
Floify LLC	Colorado
Guardian Small Business Consulting and Financial Services LLC	Idaho
Hilltop HoldCo LLC	California
Hire A Helper LLC	California
Homeowners of America Holding Corporation	Delaware
Inspection Support Limited Liability Company	Nevada
iRoofing, LLC	Florida
Mountain Warranty Corporation	Colorado
MovingPlace, LLC	Florida
NXT Inspekt, Inc.	Indiana
Porch.com, Inc.	Delaware
Residential Warranty Home Protection, LLC	Indiana
Residential Warranty Services of Canada, Inc.	Indiana
Riprock Holding, LLC	Texas
RWS Home Service Contracts LLC	Indiana
RWS Inspector Services Group, LLC	Indiana
RWS Insurance Services, LLC	Indiana
RWS of America, LLC	Indiana
Segin Systems, Inc.	Virginia
SML Relocation, LLC	Texas
SVZ Holding, Inc.	California
Porticus Reinsurance Ltd.	Cayman Islands